 Exhibit 5

KILPATRICK TOWNSEND & STOCKTON LLP www.kilpatricktownsend.com Suite 2800, 1100 Peachtree Street NE Atlanta, GA 30309-4528 t 404 815 6500 f 404 815 6555

June 6, 2013	direct dial 404 815 6444 direct fax 404 541 3402 dstockton@kilpatricktownsend.com

James River Coal Company
901 E. Byrd Street, Suite 1600

Richmond, Virginia 23219

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to James River Coal Company (the “Company”), a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company today with the Securities and Exchange Commission (the “Commission”) related to the offering by the selling shareholders named in the Registration Statement from time to time on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of up to 24,652,200 shares of Company common stock, par value $0.01 per share, underlying the Company’s 10.00% Convertible Senior Notes due 2018 (the “Notes”). The Notes were issued to the selling shareholders in separate, privately negotiated transactions and pursuant to that certain Indenture dated as of May 22, 2013 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as described in the prospectus (the “ Prospectus ”) forming a part of the Registration Statement.

This opinion letter is being furnished to the Company in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K under the Securities Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the shares of Company common stock issuable upon conversion of the Notes (the “Underlying Shares”) as set forth below, and no opinion should be inferred as to any other matters.

In rendering the opinions expressed below, we have examined the Registration Statement, the Prospectus contained therein and the Indenture. We have also examined originals, or duplicates or conformed copies, of such documents, corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. As to questions of fact material to this opinion letter, we have relied upon certificates or comparable documents of public officials and upon oral or written statements and representations of officers and representatives of the Company.

On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications, assumptions and exceptions set forth herein, we are of the opinion that the Underlying Shares, when issued upon the conversion of the Notes in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable. It is understood that this opinion is to be used only in connection with the offer and sale of the Company’s common stock while the Registration Statement is in effect.

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions expressed herein are limited to, the laws of the Commonwealth of Virginia and the State of New York and the federal laws of the United States of America. We express no opinion with respect to the laws of any other jurisdiction.

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James River Coal Company

June 6, 2013

This opinion letter is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur that could affect the opinions contained herein.

We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement, and any amendments or supplements thereto, and further consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

KILPATRICK TOWNSEND & STOCKTON LLP

/s/ David A. Stockton
David A. Stockton, a Partner